As filed with the Securities and Exchange Commission on June 24, 2008

                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                    KBW, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

                Delaware                               13-4055775
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

           787 Seventh Avenue,
           New York, New York.                            10019
(Address of Principal Executive Offices)               (Zip Code)

                                    KBW, INC.
                        2008 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                                   ----------

                              Mitchell B. Kleinman
                  General Counsel and Executive Vice President
                                    KBW, Inc.
                               787 Seventh Avenue,
                            New York, New York 10019
                     (Name and address of agent for service)

                                   ----------

                                 (212) 887-7777
          (Telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                                Kenneth A. Raskin
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

                                   ----------

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X]                                                   Accelerated filer [ ]
Non-accelerated filer   [ ] (Do not check if a smaller reporting company)     Smaller reporting company [ ]

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed
                                                                    maximum
                                                Proposed maximum   aggregate
    Title of each class of       Amount to be    offering price    offering         Amount of
  securities to be registered     registered       per share         price       registration fee
-------------------------------  -------------  ---------------- --------------  -----------------
 Common Stock, $0.01 par value   1,500,000(1)       $22.72(2)    $34,080,000.00     $1,339.64(2)
===============================  =============  ================ ==============  =================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the "Securities Act"), this Registration Statement shall also cover any additional shares which become issuable under the KBW, Inc. 2008 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant's common stock as quoted on the New York Stock Exchange on June 18, 2008.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in this Part I (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Securities and Exchange Commission (the "Commission") pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this registration statement (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     KBW, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission (the "Commission") on February 27, 2008;

(b) the Company's all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

(c) the description of the Company's common stock contained in the Company's Registration Statement on Form S-1 (File No. 333-136509) filed with the Commission on August 11, 2006, as amended, which description is incorporated by reference into the Form 8-A filed with the Commission on November 8, 2006 pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed on Form 8-K.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the General Counsel of the Registrant at its principal offices, 787 Seventh Avenue, 4th Floor, New York, New York, 10019, U.S.A., telephone number (212) 887-7777.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the shares offered hereby has been passed upon for the Company by Mitchell B. Kleinman, General Counsel of the Company. As of June
24, 2008, Mr. Kleinman was the beneficial owner of 301,970 shares of common stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes and empowers a Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified.

         The Company's amended and restated certificate of incorporation provides for indemnification of its directors and officers to the fullest extent permitted under Delaware law. In addition, change of control agreements entered into by and between the Company and each of Mitchell B. Kleinman and Robert Giambrone, executive officers of the Company, provide that, in the event of a change of control event (as defined in the agreements), during the employment of such executive and for seven years following his date of termination, the Company shall provide the executive with indemnification and directors' and officers' liability insurance coverage as in effect at any time during the 120-day period immediately preceding a change of control of the Company, or, if more favorable to the executive, as in effect generally at any time thereafter with respect to other peer executives, or directors, of the Company and affiliated companies. These indemnification provisions may be sufficiently broad to permit indemnification of executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to the company or its stockholders; (2) for acts or omissions not in good faith or which include intentional misconduct or a knowing violation of law; (3) under
Section 174 of the Delaware General Corporation Law (certain unlawful payments of dividend or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit. The Company's amended and restated certificate of incorporation includes such a provision.

         Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the law. The Company maintains standard policies of insurance under which coverage is provided, subject to the terms and conditions of such policies: (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act; and (2) to the Company with respect to payments that may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

              (2) That, for the purpose of determining any liability under the
                  Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of June, 2008.

                                                  KBW, INC.


                                                  By: /s/ John G. Duffy
                                                      --------------------------
                                                  Name:  John G. Duffy
                                                  Title: Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint John G. Duffy, Robert Giambrone, Mitchell B. Kleinman and Brian W. Heller, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                                             Date
---------------------------    ----------------------------------------------    ---------------
/s/ John G. Duffy              Director, Chairman and Chief Executive Officer    June 24, 2008
---------------------------    (Principal executive officer)
John G. Duffy

/s/ Robert Giambrone           Chief Financial and Administrative Officer and    June 24, 2008
---------------------------    Executive Vice President
Robert Giambrone               (Principal financial and accounting officer)

/s/ Andrew M. Senchak          Director, Vice Chairman and President             June 24, 2008
---------------------------
Andrew M. Senchak

/s/ Thomas B. Michaud          Director, Vice Chairman and Chief Operating       June 24, 2008
---------------------------    Officer
Thomas B. Michaud

/s/ Daniel M. Healy            Director                                          June 24, 2008
---------------------------
Daniel M. Healy

/s/ Michael J. Zimmerman       Director                                          June 24, 2008
---------------------------
Michael J. Zimmerman

/s/ James K. Schmidt           Director                                          June 24, 2008
---------------------------
James K. Schmidt

Signature                      Title                                             Date
---------------------------    ----------------------------------------------    ---------------

/s/ Christopher M. Condron     Director                                          June 24, 2008
---------------------------
Christopher M. Condron

                                  EXHIBIT INDEX

Exhibit
Number       Description of Documents
---------    -------------------------------------------------------------------
4.1          Second Amended and Restated Certificate of Incorporation of KBW,
             Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q with respect to the quarter ended
             September 30, 2007, filed on November 13, 2007)

4.2 Amended and Restated Bylaws of KBW, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's quarterly report on Form 10-Q with respect to the quarter ended September 30, 2006, filed on December 15, 2006)

4.3 Specimen Common Stock Certificate of KBW, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-1/A (No. 333-136509) filed on September 28, 2006)

4.4 Second Amended and Restated Stockholders' Agreement (incorporated by reference to Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q with respect to the quarter ended September 30, 2006 filed on December 15, 2006)

5.1          Opinion of Mitchell B. Kleinman, General Counsel of the Registrant

23.1         Consent of KPMG LLP

23.2         Consent of General Counsel (included as part of Exhibit 5.1)

24           Power of Attorney (included in signature page of this Registration
             Statement)

99.1 KBW, Inc. 2008 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant's current report on Form 8-K filed on June 9, 2008)